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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 8, 1999
                                                 ---------------


                              COMMUNITY BANCORP INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         Delaware                      000-26505             33-0859334
----------------------------         -------------       -------------------
(State or other jurisdiction         (File number)         (I.R.S. Employer
    of incorporation)                                    Identification No.)



   130 West Fallbrook Street, Fallbrook, CA                     92028
   ----------------------------------------                   ----------
    (Address of principal executive office)                   (Zip Code)


Registrant's telephone number, including area code: (760) 723-8811
                                                    --------------


        -------------------------------------------------------------
        (Former name or former address, if changed since last report)



                              Page 1 of 5 pages
                             Exhibit Index page 4

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Item 4.CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On October 8, 1999, the Company dismissed KPMG LLP as the Company's certifying accountant. The decision to dismiss KPMG LLP was made by the Board of Directors upon the recommendation of the Audit Committee.

     For the years ending December 31, 1998 and 1997, the audit report of KPMG LLP did not contain an adverse opinion nor a disclaimer of opinion on the financial statements of Fallbrook National Bank ("FNB"), the subsidiary of the Company (the Company commenced operation on June 25, 1999 in a bank holding company reorganization in which FNB became a subsidiary of the Company and the former shareholders of FNB became shareholders of the Company in an exchange on a one-share-for-one-share-basis). There were also no qualifications or modifications as to uncertainty, audit scope or accounting principles. Additionally, during the two most recent fiscal years and the subsequent interim period preceding their dismissal, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

     On October 8, 1999, the Company engaged Deloitte & Touche LLP as its independent accountants (as approved by the Board of Directors and recommended by its Audit Committee).

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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 1999                COMMUNITY BANCORP INC.


                                       By: /s/ THOMAS E. SWANSON
                                           ---------------------
                                           Thomas E. Swanson
                                           President

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                                     EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION                                        PAGE NO.
-----------       -----------                                        --------
   16             Letter from KPMG LLP to the Securities and
                  Exchange Commission, dated October 18, 1999